Exhibit 10.1

                       RELEASE AND SEPARATION AGREEMENT

John Vermaaten
1390 S. Ocean Blvd, Suite 10E
Pompano Beach, FL 33062

Re:     Release and Separation Agreement.

Dear John:

This will confirm the agreements between you and PetMed Express, Inc. (the "Company") regarding the separation of your employment with the Company. This letter agreement (the "Agreement") amends and supersedes all agreements (including, without limitation, all employment agreements and amendments thereto), negotiations and understandings of whatever nature between you and the Company (whether written or oral), except as otherwise specifically provided herein.

     1. Separation. Your employment with the Company terminated as of May 31, 2001 (hereinafter the "Termination Date").

     2. Separation Allowance. Under your employment agreement with the Company, you agree to accept, and you shall be entitled to, one-year base salary of $120,000 (minus applicable taxes and withholding). You agree that the Company will pay this amount to you the 8th day after the execution of this Agreement (provided you have not timely revoked this Agreement, that you have delivered to the Company your completed statement of non-revocation, and that you have complied with all other applicable terms and conditions of this Agreement). Immediately upon your execution of this Agreement, you shall return to the Company its check number 1544 in the amount of $92,467.55. You represent and warrant that you have not deposited, cashed or otherwise negotiated that check and that you will not do so.

     3. Options. You agree that all the options granted to you pursuant to any agreement or arrangement whatsoever, whether vested or unvested, are hereby cancelled.

     4. Benefits. You agree that all your benefits with the Company, including, but not limited to, health insurance, shall be cancelled on October 31, 2001.

     5. Consulting Services. You agree to provide consulting services to the Company, through SBS, Inc., which you are an officer, on financial matters until March 31, 2002 on an as needed basis. You will be available to the Company by phone, facsimile or e-mail to answer any questions on financial matters the Company may have. SBS, Inc. will be compensated a total of $25,000 for the consulting, which will be paid to SBS, Inc., in five monthly installments of $5,000 starting thirty (30) days after the execution date of this Agreement (provided you have not timely revoked this Agreement, that you have delivered to the Company your completed statement of non-revocation, and that you have complied with all other applicable terms and conditions of this Agreement).

6.	Release.  In consideration for the Company's agreement
embodied herein, including, but not limited to, Paragraph 2 above, you and your heirs, assigns, agents, attorneys, executors, administrators and representatives hereby release the Company, its past and present successors, predecessors, assigns, subsidiaries, affiliates, owners, employees, officers, directors, attorneys, controlling persons, representatives and agents (hereinafter the "Releasees") from any and all claims, demands and causes of action of whatever nature, whether known or unknown, accrued or not accrued, liquidated or unliquidated, that you ever had, now have, may have or claim to have against the Company or any other Releasee directly or indirectly relating to, concerning or arising out of your employment with the Company or the termination of your employment with the Company; provided, however, that we agree that you are not waiving or releasing the Company from any of its obligations under this Agreement or from any rights to indemnification provided by law or any indemnification you may be entitled to in accordance with the Company's Articles of Incorporation or Bylaws. You also hereby waive and release forever any right to seek reinstatement, employment or re-employment by the Company and you agree not to sue or join in any suit against the Company for any claim, including, without limitation, those described herein. You also agree not to make or publish disparaging remarks about any of the Releasees.


          Exhibit 10.1 - Pg. 1


     In consideration for your agreement embodied herein, including, but not limited to, Paragraph 2 above, the Company and its assigns, successors, predecessors, subsidiaries and affiliates hereby release you and your heirs, assigns, attorneys, executors, administrators and representatives from any and all claims, demands and causes of action of whatever nature, whether known or unknown, accrued or not accrued, liquidated or unliquidated, that the Company ever had, now has, may have or claims to have against you directly or indirectly relating to, concerning or arising out of the termination of your employment with the Company; provided, however, that you agree that the Company is not waiving or releasing you from any of the Company rights, or any of your obligations, under this Agreement.

     7.   Costs and Attorney's Fees.   Each party shall bear its own
attorney's fees, costs and expenses through the date of this Agreement. You acknowledge and agree that you are not, and shall not be deemed to be, a "prevailing party" under any contract, statute, rule, regulation, ordinance or other provision for any purpose whatsoever.

     8. Consultation With an Attorney. By your signature below, you acknowledge that you are aware of your right to consult an attorney prior to entering into this Agreement, that you have been advised in writing to consult your own attorney prior to entering into this Agreement, and that you were afforded and had sufficient time and opportunity to undertake such consultation, if desired, prior to entering into this Agreement.

     9. Confidential Information. You hereby covenant and agree that during the course of your employment with PetMed Express, Inc., you came into contact with, and had access to, information that is the property of PetMed Express, Inc. Such information includes, but is not limited to, confidential client information, and proprietary business information and/or trade secrets, all of which information you acknowledge and agree is highly confidential and not generally known or available to the public. You agree that you have not and will not utilize or disclose any of the above described confidential information to any person(s) or entities for any reason or purpose whatsoever.

     10. Non-Admission. Neither this Agreement, nor anything contained herein, is to be construed as an admission by PetMed
Express, Inc. or you or evidence of any liability, wrongdoing, or unlawful conduct whatsoever.

     11. Governing Law. You agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its choice of law provisions or reference to any other state laws. You further agree and acknowledge that you have carefully reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting parties shall not be employed in the interpretation of this Agreement or any amendment or exhibit hereto.

     12. Period of Consideration. By your signature below, you acknowledge that PetMed Express, Inc. complied with the ADEA by giving you a period of at least twenty-one (21) days from the date that this Agreement was first provided to you to consider this Agreement and to decide whether to accept it. You further acknowledge that no representative of PetMed Express, Inc. ever stated or implied that you had less than twenty-one (21) days to consider this Agreement. You also acknowledge that, to the extent you decided to sign this Agreement prior to the expiration of the full twenty-one (21) day period, such decision was knowing and voluntary on your part and was in no way coerced by PetMed Express, Inc. To the extent any changes were made in this Agreement as a result of negotiations taking place after the date this Agreement was provided to you, you and PetMed Express, Inc. agree that such changes, whether material or not, did not restart the running of the period of twenty-one (21) days to consider this Agreement required by the ADEA.

     13. Right to Revoke Agreement. You understand that for seven (7) calendar days after you sign this Agreement you have the right to revoke it in writing, and this Agreement shall not become effective and enforceable until after the passage of this seven day period without you having revoked it in writing. This Agreement may not be revoked after the seven day period. You understand and agree that you will be entitled to the consideration provided by this Agreement only if you sign and return the Statement of Non-Revocation attached hereto as Exhibit A (which shall be incorporated fully herein by reference) confirming that you do not revoke this Agreement.


          Exhibit 10.1 - Pg. 2


     14.  Entirety of Agreement and Notice.   This Agreement
constitutes a single integrated contract expressing the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. There are no other agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter hereof, except as set forth herein. This Agreement may be amended or modified only by a written agreement of the parties signed by each of them, and shall be binding upon and inure to the benefit of the parties and successors, personal representatives and assigns. No representation, affirmation of fact, course of prior dealings, promise or condition in connection herewith not incorporated herein shall be binding on the parties. Notices that are required or permitted hereunder shall be given by delivery to a courier service providing next day delivery and proof of receipt to each party at its most recent address or to such other address of a party as to which that party shall notify the other party in writing.

     15. Dismissal of Action with Prejudice. Immediately upon the expiration of the revocation period set forth in paragraph 13 of this Agreement, and provided you have not timely revoked this Agreement in writing, the parties shall voluntarily dismiss the action styled PetMed Express, Inc. v. John Vermaaten, In the Circuit Court of the 17th Judicial Circuit In and For Broward County, Florida, Case No. 01-016035 CACE (18) in its entirety (including your counterclaim) with prejudice and on the merits, with each party to that action to bear their respective attorney's fees, costs and expenses.

     16. Sole Entitlement. You acknowledge and agree that no monies or benefits are owing to you by PetMed except as specifically set forth in this Agreement.

     17. Understanding of Agreement. You acknowledge and agree that you have carefully read this Agreement, that you have had sufficient time and opportunity to consider its terms and to obtain legal advice, if desired, that you fully understand this Agreement's final and binding effect, that the only promises made to you to sign this Agreement are those stated above, and that you are signing this Agreement voluntarily.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of October 31, 2001.

EMPLOYEE:  PETMED EXPRESS, INC.:



By:   /s/ John Vermaaten                  By:   /s/ Mendo Akdag
   ----------------------------              -------------------------
   JOHN VERMAATEN                            MENDO AKDAG, as CEO
                                             of PetMed Express, Inc.



     /s/ Jennifer Vermaaten
   ----------------------------
           WITNESS


          Exhibit 10.1 - Pg. 3


EXHIBIT A


STATEMENT OF NON-REVOCATION
AS TO THE DATE SHOWN ON THIS FORM


     By signing below, I, JOHN VERMAATEN, social security number, 227-64-9027 hereby verify that I have chosen not to revoke my agreement to, and execution of, the Release and Separation Agreement (the "Agreement") between me and PetMed Express, Inc. My signature below confirms my continued and renewed agreement to the terms of that Agreement, including my release and waiver of any and all claims relating to my employment with PetMed Express, Inc. and/or the termination of that employment.


/s/ John Vermaaten                                   11/13/01
-----------------------------
  JOHN VERMAATEN (Signature)*                         (Date)*

      *       DO NOT SIGN, DATE OR RETURN THIS DOCUMENT UNTIL
              THE EIGHTH (8TH) DAY AFTER YOU SIGNED THE RELEASE
              AND SEPARATION AGREEMENT.



          Exhibit 10.1 - Pg. 4